Exhibit 10.25(iv)

Michael L. Meyer
EXECUTIVE VICE PRESIDENT
HUMAN RESOURCES

651 293 2344	370 WABASHA STREET NORTH
651 225 3111	ST. PAUL, MN 55102-1390
mike.meyer@ecolab.com

July 16, 2012

Mr. Stephen Taylor

c/o Nalco Gulf LTD

PO Box 17063

Jebel Ali

United Arab Emirates

Dear Mr. Taylor:

On January 1, 2011, you entered into a Change of Control and Severance Agreement with Nalco Company. Pursuant to Section 2 of that Agreement, the Company is providing this notice that the Change of Control and Severance Agreement will terminate on July 31, 2013. A copy of the original agreement is attached for your reference.

Effective August 1, 2013, you will be eligible for severance and change of control benefits in accordance with the Ecolab Change of Control and Severance Plans. A copy of the Plan document as well as a Question and Answers document is also attached for your reference.

If you any questions regarding this change feel free to contact me directly.

Sincerely,

/s/ Mike Meyer
Mike Meyer
Executive Vice President, Human Resources

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